August 9, 1999



Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Merix Corporation dated August 5, 1999.

Yours truly,


DELOITTE & TOUCHE LLP